Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (as may be amended, supplemented or modified from time to time in accordance with the terms hereof, including any schedules or annexes hereto, this “Agreement”), dated as of December 28, 2017, is entered into by and among Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), K. Hovnanian Enterprises, Inc., a California corporation (“Issuer”), K. Hovnanian at Sunrise Trail III, LLC (the “Subsidiary Purchaser” and, together with Issuer and Hovnanian, the “Companies”), and GSO Capital Partners LP (“GSO”) and each of the other undersigned persons or entities executing this Agreement as an Initial Supporting Holder on or prior to the date hereof (collectively and together with GSO, the “Initial Supporting Holders” and, together with their respective successors and permitted assigns hereunder, and any other person or entity that holds or acquires 8% Notes (as defined herein) and becomes a party hereto in accordance with the terms hereof, the “Supporting Holders”). The Companies, each of the Initial Supporting Holders and any other person or entity that becomes a Supporting Holder hereunder in accordance with the terms hereof are each referred to herein individually as a “Party” and collectively as “Parties.”

WHEREAS, as of the date hereof, the Issuer has issued and outstanding $132,546,000 in aggregate principal amount of its 7% Senior Notes due January 15, 2019 (the “7% Notes”) pursuant to that certain Indenture dated as of January 10, 2014 (the “7% Notes Indenture”) by and among the Issuer, Hovnanian, the other guarantors party thereto and Wilmington Trust, National Association, as trustee (the “7% Notes Trustee”);

WHEREAS, as of the date hereof, the Issuer has issued and outstanding $235,961,000 in aggregate principal amount of its 8% Senior Notes due November 1, 2019 (the “8% Notes”) pursuant to that certain Indenture dated as of November 5, 2014 (the “8% Notes Indenture”), by and among the Issuer, Hovnanian, the other guarantors party thereto and Wilmington Trust, National Association, as trustee (the “8% Notes Trustee”);

WHEREAS, as of the date hereof, the Issuer has issued and outstanding $440,000,000 in aggregate principal amount of its 10% Senior Secured Notes due July 15, 2022 (the “10% Notes”) and $400,000,000 in aggregate principal amount of its 10.5% Senior Secured Notes due July 15, 2024 (the “10.5% Notes”, and collectively with the 8% Notes, the 7% Notes and the 10% Notes, the “Existing Notes”) pursuant to that certain Indenture dated as of July 27, 2017 (the “10% and 10.5% Notes Indenture”, and collectively with the 8% Notes Indenture and the 7% Notes Indenture, the “Existing Indentures”), by and among the Issuer, Hovnanian, the other Guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (the “10% and 10.5% Notes Trustee”);

WHEREAS, in accordance with and subject to the terms and conditions set forth herein and in the Issuer’s offering memorandum, dated as of December 28, 2017 and in the form attached to the e-mail sent by the Companies’ counsel to the Initial Supporting Holders’ counsel at 1:45 p.m. (EST) on December 28, 2017, which shall be the same as the offering memorandum delivered by or on behalf of the Companies to holders of the 8% Notes in connection with the Exchange Offer (as defined herein) (the “Offering Memorandum”), the Parties have agreed that the Issuer will commence an Exchange Offer and the Issuer, Hovnanian and the Subsidiary Purchaser will enter into and consummate the transactions specified in the “Financing Condition,” the “Minimum Exchange Condition” and the “Consent Solicitation Condition,” each as defined in the Offering Memorandum (collectively with the Exchange Offer, the “Transactions”) on the terms set forth herein and in the Offering Memorandum; and

WHEREAS, in order to effect the Transactions, each of the Parties has agreed to take certain actions as set forth herein to support the Transactions, subject to the terms and conditions set forth herein and in the Offering Memorandum and the other Definitive Documents (as defined herein).

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.     Defined Terms. Each capitalized term that is not defined herein but is defined in the Offering Memorandum shall have the meaning ascribed to such term in the Offering Memorandum. In the event of any inconsistencies between the terms of this Agreement and the Offering Memorandum, this Agreement shall govern. In the event of any inconsistences between the terms of this Agreement and/or the Offering Memorandum, on the one hand, and any of the Definitive Documents, on the other hand, the Definitive Documents shall govern.

Section 2.     Covenants.

(a)     Company Covenants. Hovnanian, the Issuer and the Subsidiary Purchaser (as applicable) hereby agree, in accordance with and subject to the terms and conditions set forth herein and in the Offering Memorandum (so long as this Agreement is in effect and has not been terminated in accordance with its terms):

(1)     (i) to commence, on or after the date hereof and in any event within two (2) business days of the date hereof, an offer (the “Exchange Offer” and, the commencement of such Exchange Offer, the “Launch”) to all eligible holders (as defined in the Offering Memorandum) of the 8% Notes, to be made by means of the Offering Memorandum, pursuant to which such holders may exchange up to an aggregate of $185,000,000 principal amount of their 8% Notes for a combination of new 13.50% Senior Notes due 2026 to be issued by the Issuer (“New 13.50% Senior Notes”), new 5.00% Senior Notes due 2040 to be issued by the Issuer (“New 5.00% Senior Notes” and, together with the New 13.50% Senior Notes, the “New Notes”) and $26,520,000 in cash, as described in, and on the terms and subject to the conditions set forth in, the Offering Memorandum (collectively, the “Exchange Consideration”) and (ii) to commence, on or after the date hereof and in any event within two (2) business days of the date hereof, the Consent Solicitations (as defined in the Offering Memorandum) to solicit consents from holders of the 10% Notes and the 10.5% Notes to certain amendments to the 10% and 10.5% Notes Indenture (the “10% and 10.5% Indenture Amendments”), as set forth in that certain consent solicitation statement, dated as of December 28, 2017 and in the form attached to the e-mail sent by the Companies’ counsel to the Initial Supporting Holders’ counsel at 11:58 a.m. (EST) on December 28, 2017, which shall be the same as the consent solicitation statement delivered by or on behalf of the Companies to holders of the 10% Notes and 10.5% Notes in connection with the Consent Solicitations (as defined in the Offering Memorandum) (the “Consent Solicitation Statement”) in accordance with and subject to the terms and conditions set forth in the Consent Solicitation Statement;

(2)     subject to the satisfaction (or waiver, in the Companies’ discretion, subject to the prior written consent of GSO for any such waiver, other than as provided in Section 4(f) hereof) of the applicable conditions set forth in (i) this Agreement, (ii) the Offering Memorandum, (iii) the Consent Solicitation Statement, (iv) that certain Commitment Letter dated as of the date hereof, by and among the Issuer, Hovnanian and GSO, on behalf of itself and certain funds managed, advised or sub-advised by it (such letter, the “Commitment Letter”) and (v) the other applicable Exchange Documents and the Consent Documents (each as defined below), on the closing date of the Exchange Offer (the “Closing Date”), to: (a) execute one or more indentures for the New 13.50% Senior Notes and the New 5.00% Senior Notes (the “New Indenture”), incorporating, and consistent in all respects with, the terms, conditions or covenants of the New Notes as set forth in the Offering Memorandum and the “Description of New Notes” thereunder and otherwise consistent in all material respects with the 8% Notes Indenture, and (b) consummate the Exchange Offer, including causing the issuance and delivery of the Exchange Consideration to holders of validly tendered 8% Notes pursuant to the Exchange Offer, and cancel all 8% Notes validly tendered pursuant to the Exchange Offer (other than $26 million in aggregate principal amount of such 8% Notes, which shall be purchased for cash by the Subsidiary Purchaser in connection with the Exchange Offer, as described in greater detail in the Offering Memorandum, and remain outstanding following consummation of the Exchange Offer);

(3)     not to take any actions in contravention of this Agreement, the Offering Memorandum or the consummation of the Exchange Offer; provided, however, that the Companies may discuss proposals relating to any Alternative Transactions (as defined in, and subject to, the terms of the Commitment Letter) with any potential financing sources and their advisors;

(4)     to conduct the Exchange Offer, the Consent Solicitation and all other Transactions in accordance with the requirements of all applicable laws, statutes, rules, regulations, ordinances judgments or orders (whether federal, state, local or foreign);

(5)     following the consummation of the Transactions, to promptly, and in any event, within four (4) business days of the Closing Date, file a Form 8-K or other periodic filing by the Issuer or Hovnanian with the United States Securities and Exchange Commission (the “SEC”) to disclose the Transactions, and the terms and conditions thereof, and provide as exhibits each of the Definitive Documents);

(6)     to use commercially reasonable efforts to consummate the Exchange Offer, the Consent Solicitation and the other Transactions within five (5) business days of the Expiration Time (as defined in the Offering Memorandum) of the Exchange Offer, subject to the satisfaction (or waiver in the Companies’ discretion, subject to the prior written consent of GSO for any such waiver, other than as provided in Section 4(f) hereof) of the conditions set forth in this Agreement, the Offering Memorandum, the Commitment Letter, the Consent Solicitation Statement and the other Definitive Documents, except as provided in Section 8(d) hereof; and

(7)     not to consent to the terms of any compromise or settlement of any pending or threatened action relating to any of the Transactions (each, an “Action”) without (i) consulting with the Supporting Holders in advance, (ii) using commercially reasonable efforts to obtain an unconditional release of the Supporting Holders from all liability arising out of such Action (it being understood that the Companies may settle any such Action if they are unable to obtain such releases) and (iii) ensuring that any such compromise or settlement does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of, any Supporting Holder. For clarity, the Companies shall not be required to indemnify the Supporting Holders for any amount paid or payable by the Supporting Holders in the settlement of any Action, proceeding or investigation, and in no circumstance shall the Companies be required to pay any additional cash or other consideration to obtain releases in favor of the Supporting Holders.

(b)     Supporting Holder Covenants. Each of the Supporting Holders hereby agrees, in accordance with and subject to the terms and conditions set forth herein and in the Offering Memorandum (so long as this Agreement is in effect and has not been terminated in accordance with its terms):

(1)     following commencement of the Exchange Offer and the Consent Solicitation, as applicable, (i) to validly tender, or to cause to be validly tendered (via book-entry electronic delivery or other means) on its behalf, prior to the Expiration Time of the Exchange Offer as set forth in the Offering Memorandum, (x) all of the 8% Notes beneficially owned by such Supporting Holder or by one or more entities of which such Supporting Holder is the nominee, discretionary investment manager, advisor or sub-advisor, the aggregate principal amount of which tendered by the Initial Supporting Holders shall be no less than $106,378,000 (the “Non-Repo Ownership Amount”) and (y) all of the 8% Notes constituting Repo Securities that are beneficially owned by such Initial Supporting Holder or by one or more entities which such Initial Supporting Holder is the nominee, discretionary investment manager, advisor or sub-advisor of (the aggregate principal amount of such Repo Securities as of the date hereof is $20,440,000) (the “Repo Ownership Amount”), in each case, upon delivery of such Repo Securities to the Initial Supporting Holder or such other entity pursuant to the terms of the applicable Repo Agreement (as defined below) and the Supporting Holders shall use their commercially reasonable best efforts to cause the Repo Securities to be so delivered and (ii) to validly submit, pursuant to the Consent Solicitation Statement, consents in favor of the 10% and 10.5% Indenture Amendments with respect to (x) all 10% Notes and 10.5% Notes beneficially owned by such Supporting Holder or by one or more entities of which such Supporting Holder is the nominee, discretionary investment manager, advisor or sub-advisor, the aggregate principal amount in respect of which the Initial Supporting Holders submits such consents shall be no less than $20,392,000 of the 10% Notes and $102,647,000 of the 10.5% Notes and (y) all 10% Notes and 10.5% Notes which constitute Repo Securities that are beneficially owned by such Initial Supporting Holder or by one or more entities which such Initial Supporting Holder is the nominee, discretionary investment manager, advisor or sub-advisor of (the aggregate principal amount of such Repo Securities as of the date hereof is $12,950,000), in each case, upon delivery of such Repo Securities to the Initial Supporting Holder or such other entity pursuant to the terms of the applicable Repo Agreement and the Supporting Holders shall use their commercially reasonable best efforts to cause the Repo Securities to be so delivered;

(2)     not to withdraw, revoke or rescind any tender, vote or consent contemplated by this Agreement unless and until the Exchange Offer or the Consent Solicitation, as applicable, has been terminated or withdrawn in accordance with the terms of the Offering Memorandum or the Consent Solicitation Statement, as applicable, or this Agreement has been terminated in accordance with its terms;

(3)     not to take any actions that are in contravention of this Agreement, the Offering Memorandum, the Consent Solicitation Statement, the Commitment Letter, the other Definitive Documents, the Transactions thereunder or the consummation of the Exchange Offer and the Consent Solicitation;

(4)     to consummate the Transactions, subject to the satisfaction (or wavier in the Companies’ discretion, subject to the prior written consent of GSO for any such waiver, other than as provided in Section 4(f) hereof) of the applicable conditions set forth in this Agreement, the Offering Memorandum, the Commitment Letter, the Consent Solicitation Statement and the other Definitive Documents;

(5)     not to object to, delay, impede or take any other action to interfere, directly or indirectly, in any respect with acceptance or implementation of the Transactions, or request or encourage any other person or entity (including, without limitation, the 7% Notes Trustee, 8% Notes Trustee or the 10% and 10.5% Notes Trustee) to do any of the foregoing, except as otherwise not prohibited by this Agreement, including, without limitation, any action in respect of an Alternative Transaction or termination of this Agreement in accordance with its terms; and

(6)     not to consent to the terms of any compromise or settlement of any pending or threatened Action without (i) consulting with the Companies in advance, (ii) using commercially reasonable efforts to obtain an unconditional release of the Companies from all liability arising out of such Action (it being understood that the applicable Supporting Holder may settle any such Action if it is unable to obtain such releases) and (iii) ensuring that any such compromise or settlement does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of, the Companies. For clarity, the Supporting Holders shall not be required to indemnify the Companies for any amount paid or payable by the Companies in the settlement of any Action, proceeding or investigation, and in no circumstance shall any Supporting Holder be required to pay any additional cash or other consideration to obtain releases in favor of the Companies.

(c)     Mutual Covenants. Each of the Parties hereby agrees, in accordance with and subject to the terms and conditions set forth herein and in the Offering Memorandum and the Consent Solicitation Statement (so long as this Agreement is in effect and has not been terminated in accordance with its terms):

(1)     that the Companies and GSO shall negotiate in good faith (i) the New Indenture (collectively with the Offering Memorandum, the “Exchange Documents”), which shall incorporate, and be consistent in all respects with, the terms, conditions and covenants of the New Notes as set forth in the Offering Memorandum and the “Description of New Notes” thereunder and otherwise be consistent in all material respects with the 8% Notes Indenture, and (ii) such other agreements or documents as may be reasonably necessary or appropriate to consummate the Transactions, including (x) one or more supplemental indentures relating to the 10% and 10.5% Indenture Amendments (the “10.0%/10.5% Supplemental Indenture” and, together with the Consent Solicitation Statement, the “Consent Documents”), (y) the Unsecured Term Loan Documents (as defined in the Commitment Letter) and (z) the Secured Loan Documents (as defined in the Commitment Letter) (together with the New Indenture, 10.0%/10.5% Supplemental Indenture, the Unsecured Term Loan Documents, the “Definitive Documents”), which Definitive Documents shall be consistent in all respects with the “Description of New Notes” under the Offering Memorandum, the Consent Solicitation Statement, the Commitment Letter and this Agreement (the “Pre-Consummation Documents”) and otherwise in form and substance acceptable to the Companies; provided, that, with respect to those provisions included in the New Indenture or the Secured Loan Documents that are not expressly described in the Pre-Consummation Documents, the Companies will not, without the consent of GSO, cause or permit any such provision in such Definitive Document to deviate in any material respect from (i) in the case of the New Indenture, the 8% Notes Indenture or (ii) in the case of the Secured Loan Documents, the H2 Credit Facility (as defined in the Commitment Letter); provided, however, that, as soon as reasonably practicable, each of Hovnanian, the Issuer and the Initial Supporting Holders shall confirm in writing their agreement and approval with respect to the substantially final forms of the Definitive Documents, whereupon such substantially final forms of the Definitive Documents shall be annexed hereto and become part hereof;

(2)     to use commercially reasonable efforts to take, or cause to be taken, such other actions reasonably necessary (and within its power and authority) and appropriate to implement the Exchange Offer, the Consent Solicitation and the other Transactions, subject to Section 2(a)(3) hereof; and

(3)     to use commercially reasonable efforts to defend against any litigation, regulatory action, proceeding, application, claim, counterclaim, inquiry or investigation (whether formal or informal) that is commenced, which would, if successful, have the effect of preventing or adversely impacting the consummation of the Transactions.

Section 3.     Representations and Warranties of Each Party. Each of the Parties severally represents and warrants, as to itself only, to each of the other Parties hereto, that the following statements are true and correct as of the date hereof:

(a)     Power and Authority. It has all requisite power and authority to enter into, perform its respective obligations under, and carry out the transactions contemplated by, this Agreement.

(b)     Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(c)     No Conflicts. The execution, delivery and performance by it of this Agreement and the consummation by the Companies, as applicable, of the Exchange Offer, the Consent Solicitation and the other Transactions do not and will not (i) violate any provision of law, rule or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party, except, in the case of the Companies, as may be expressly disclosed in the Offering Memorandum and the Consent Solicitation Statement and except as would not have a material adverse effect on the ability of the Companies to consummate the Transactions or comply with their respective obligations under this Agreement, the Commitment Letter or the Definitive Documents.

(d)     Governmental Consents. The execution, delivery and performance by it of this Agreement do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, assuming the accuracy of the Supporting Holders’ representations in Section 4 hereof, other than any filings with the SEC or under applicable state securities laws required to be made by the Companies.

(e)     Binding Obligation. This Agreement is the legally valid and binding obligation of it and enforceable against it in accordance with its terms, except as enforceability may be limited by equitable principles relating to enforceability, by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally, and an implied covenant of good faith and fair dealing.

Section 4.     Representations and Warranties of the Supporting Holders. Each of the Supporting Holders severally represents and warrants as to itself only to each of the other Parties hereto that the following statements are true and correct as of the date hereof and will be true and correct on the Closing Date:

(a)     Beneficial Ownership. Each Supporting Holder is, as applicable, (x) the beneficial owner of certain 8% Notes, 10% Notes and 10.5% Notes or (y) the nominee for, or discretionary investment manager, advisor or sub-advisor of, one or more beneficial owners of certain 8% Notes, 10% Notes and 10.5% Notes (the 8% Notes, 10% Notes and 10.5% Notes subject to this Agreement, collectively, the “Relevant Securities”), in each case, in the aggregate principal amount (i) in the case of the Initial Supporting Holders, disclosed on a confidential basis to the Companies on or prior to the date hereof (which disclosure includes the Non-Repo Ownership Amount and the Repo Ownership Amount) and (ii) in the case of each New Supporting Holder, set forth below its name on its signature page to the Joinder (the Relevant Securities of each Supporting Holder, its “Covered Securities”), with, except in the case of the Initial Supporting Holders with respect to Repo Securities, the sole and legal right, power and authority to dispose of its Covered Securities. As of the date hereof, none of the Supporting Holders is a beneficial owner or record owner of any of the Relevant Securities other than its Covered Securities and, to the extent any Supporting Holder acquires or otherwise becomes beneficial owner of additional Relevant Securities after the date hereof but prior to the termination of this Agreement, in accordance with Section 6(b), such Supporting Holder shall promptly notify the Companies in writing of any such additional Relevant Securities.  Except with respect to Repo Securities (as defined herein), the Covered Securities of each Supporting Holder are beneficially owned free and clear of any claims, liens, encumbrances, option, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind, and such Covered Securities are not held in any margin accounts. “Repo Securities” means, with respect to an Initial Supporting Holder, Relevant Securities that are, on the date hereof, subject to the terms and conditions of a repurchase agreement, sell/buyback agreement or similar arrangement (each, a “Repo Agreement”) entered into between, on the one hand, such Initial Supporting Holder (or one or more funds which the Initial Supporting Holder is the discretionary investment manager, advisor or sub-advisor of) and, on the other hand, a third-party, the aggregate principal amount of which Relevant Securities has been disclosed to the Companies on or prior to the date hereof.

(b)     Nature of Purchase. It is acquiring its portion of the New Notes included in the Exchange Consideration for investment, solely for its own account (or for the account of those for whom or for which, as the case may be, it is acting as discretionary investment manager, advisor or sub-advisor, or in a similar capacity) and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable securities laws. Such Supporting Holder will not resell, transfer, assign or distribute the New Notes acquired by it, except in compliance with this Agreement, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or pursuant to an available exemption therefrom.

(c)     Investment Experience. It is an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and a “Qualified Institutional Buyer” (as such term is defined in Rule 144A promulgated under the Securities Act). It is a sophisticated institutional investor and its knowledge and experience in financial and business matters is such that it, together with the assistance of professional and legal advisors of its choosing, is capable of evaluating the merits and risks of an investment in the New Notes and granting its approval of and consent to the Exchange Offer and the Consent Solicitation. Such Supporting Holder acknowledges that no representations, express or implied, are being made with respect to the Companies, the Exchange Consideration or otherwise, other than those expressly set forth herein, the information contained in the Offering Memorandum and the representations set forth in the Definitive Documents executed in connection with the Exchange Offer and the other Transactions. In making its decision to invest in its portion of the Exchange Consideration upon the consummation of the Transactions, such Supporting Holder has relied upon the information and representations referred to in the preceding sentence and independent investigations made by such Supporting Holder and, to the extent believed by such Supporting Holder to be appropriate, such Supporting Holder’s representatives, including such Supporting Holder’s own professional, tax and other advisors, but otherwise has not relied upon on any person or entity (including any of the Companies’ advisors) in its evaluation and decision with respect to the Transactions. Such Supporting Holder and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Companies and their respective representatives concerning the terms and conditions of the investment in its portion of the Exchange Consideration and entering into the other Transactions.

(d)     Exemption from Registration. Each Supporting Holder hereby acknowledges that (i) the offer and sale of the New Notes included in the Exchange Consideration has not been and will not be registered under the Securities Act and therefore the New Notes may not be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available, (ii) the offering and sale of the New Notes is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (iii) there is no established market for the New Notes and there can be no assurance that there will be any public market for the New Notes in the foreseeable future. Each Supporting Holder acknowledges that the New Notes shall bear legends upon issuance and as and when required by the New Indenture.

(e)     No Transfers. Each Supporting Holder hereby acknowledges that it has made no Transfer (as defined below) of, and has not entered into any other agreement to Transfer, in whole or in part, any portion of its right, title or interests in any Relevant Securities that conflicts (or deposited or transferred any Relevant Securities to any account, the effect of which could conflict) with the representations and warranties of such Supporting Holder herein or would render such Supporting Holder otherwise unable to comply with this Agreement and perform its obligations hereunder.

(f)     Amendments to Offering Memorandum and Consent Solicitation Statement. Each Supporting Holder hereby agrees and acknowledges that the Offering Memorandum and the Consent Solicitation Statement may be amended or modified in the sole discretion of the Companies (1) to cure any ambiguity, or to correct or supplement any information therein, (2) as reasonably requested by the 7% Notes Trustee, the 8% Notes Trustee or the 10% and 10.5% Notes Trustee, as applicable, (3) to otherwise amend or modify disclosures in the Offering Memorandum or (4) to modify the Consent Consideration (as defined in the Consent Solicitation Statement); provided, that with respect to sub-clauses (1) - (4) of this Section 4(f), the Companies must provide the Initial Supporting Holders with at least 24-hours prior written notice of any such proposed amendment or modification; provided, further, that any amendments with respect to extending the Expiration Time, modifying the Exchange Consideration, modifying or waiving any of the conditions of the Exchange Offer (other than the Consent Solicitation Condition or the Minimum Exchange Condition), modifying any of the terms, conditions or covenants set forth in the “Description of New Notes” section of the Offering Memorandum or otherwise making any material change to the terms or conditions of the Exchange Offer (other than as contemplated above) that would require the Exchange Offer to remain open for an additional period of five (5) business days, shall be subject to the written consent of GSO. For the avoidance of doubt, the Companies shall not seek consultation with, or the consent of, any Supporting Holders other than the Initial Supporting Holders with respect to any of the foregoing.

Section 5.     Representations and Warranties of the Companies. Each of the Issuer and Hovnanian represents and warrants to the Supporting Holders that the following statements are true and correct as of the date hereof and will be true and correct on the Closing Date:

(a)     The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Hovnanian is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)     Prior to commencement of the Exchange Offer, the Companies will have taken all necessary corporate action to authorize the commencement and consummation of the Exchange Offer, the Consent Solicitation, the other Transactions and the execution and delivery of the New Notes and the New Indenture and the other agreements and documents necessary or appropriate to consummate the Exchange Offer and the Transactions.

(c)     The issuance of the New Notes has been duly authorized by the Issuer and (assuming due authentication of the New Notes by the applicable indenture trustee) upon the consummation of the exchange for the 8% Notes, (i) the New Indenture and the New Notes shall be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally, by equitable principles relating to enforceability and an implied covenant of good faith and fair dealing, and (ii) the New Notes (including, without limitation, the covenants relating thereto) will conform in all material respects to the description thereof contained in the Offering Memorandum.

(d)     The documents incorporated by reference in the Offering Memorandum, at the time they were or are hereafter filed with the SEC (the “SEC Reports”) and except as otherwise subsequently disclosed therein, complied and will comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of the respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the SEC Reports, together with the other information in the Offering Memorandum, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(e)     Hovnanian’s consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports (1) were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be disclosed therein) and (2) fairly presented, in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of Hovnanian as of the respective dates thereof and for the respective periods covered thereby, on the basis stated in such SEC Reports.

Section 6.     Transfers.

(a)     Each Supporting Holder individually covenants and agrees that, from the date hereof until the earlier of (i) the termination of this Agreement pursuant to the terms hereof or (ii) the consummation of the Transactions, except with the prior written approval of the Companies, such Supporting Holder shall not sell, loan, issue, pledge, convey, hypothecate, participate, grant, assign or otherwise transfer (a “Transfer”) any Relevant Securities or other claims against or interests in the Issuer (or any portion thereon or any right or interest therein, including granting any proxies, depositing any Relevant Securities into a voting trust or entry into a voting agreement with respect to any of the foregoing), except to (i) another Supporting Holder party to this Agreement or (ii) a person or entity who agrees in a writing, in the form attached hereto as Exhibit A (the “Joinder”), prior to or concurrently with such Transfer to become a Supporting Holder and to be bound by all of the terms of this Agreement with respect to the Relevant Securities subject to such Transfer, and the transferor shall be deemed, upon such Transfer and the delivery of the Joinder related thereto, to relinquish its rights (and be released of its obligations) under this Agreement to the extent of such transferred rights and obligations associated with the Transferred Relevant Securities; provided, however, that such Transfer shall not relieve such transferor of any breach or non-performance of its obligations hereunder prior to the date of such Transfer. Any Transfer that does not comply with the foregoing shall be deemed void ab initio and each Party hereto shall have the right to enforce the voiding of such Transfer.

(b)     This Agreement shall in no way be construed to preclude the Supporting Holders from acquiring additional Relevant Securities in the Issuer or other securities of or interests in either of the Issuer or Hovnanian (except insofar as such acquisitions are prohibited by laws relating to the use of material non-public information); provided, however, that any such additional Relevant Securities shall automatically be deemed, upon acquisition, to be subject to all of the terms of this Agreement, including for the avoidance of doubt, Sections 2(b)(1) and (2) and Section 4(a).

Section 7.     Certain Conditions.

(a)     Conditions to Effectiveness. This Agreement shall become effective upon the date and time when counterpart signature pages to this Agreement have been executed and delivered by the Companies and the Initial Supporting Holders.

(b)     Conditions to Consummation of the Transactions. The consummation of the Exchange Offer, the Consent Solicitation and the other Transactions shall be subject to (i) this Agreement remaining in full force and effect and not having been terminated in accordance with its terms prior to the Closing Date, (ii) the satisfaction of the conditions precedent specified in the Offering Memorandum, the Consent Solicitation Statement, the Commitment Letter and the other Definitive Documents (such conditions may be waived by the Companies in their discretion, subject to the prior written consent of GSO for any such waiver (except for the Minimum Exchange Condition and the Consent Solicitation Condition, which may be reduced or waived by the Companies in their sole discretion)) and (iii) the proviso set forth in Section 8(d) hereof.

Section 8.     Termination by the Initial Supporting Holders. This Agreement may be terminated by, and such termination shall be effective (subject to any grace or cure period set forth below) upon, delivery of a notice of termination pursuant to this Section 8 executed by all of the Initial Supporting Holders (the “Termination Notice”), in accordance with Section 16 below, to each of the Companies, whereupon the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force or effect with respect to the other Parties, at any time after the occurrence of any of the following events (each, an “Initial Supporting Holder Termination Event”):

(a)     the Companies shall have (i) publicly announced an intention not to pursue the Transactions or (ii) entered into, or publicly announced an intention to enter into, an Alternative Transaction;

(b)     11:59 pm, New York City time, on December 28, 2017, if by such date and time, the Launch shall not have occurred (it being understood that the delivery of the Offering Memorandum to the Depositary Trust Company shall constitute Launch);

(c)     11:59 pm, New York City time, on March 1, 2018 (or such other date as GSO and the Companies may agree to in writing), if the Transactions shall not have been consummated prior to such date and time;

(d)     the Companies shall have materially breached any of their obligations, representations or warranties under this Agreement and such breach is not cured within five (5) business days (the “Cure Period”) after delivery of a written notice by the Initial Supporting Holders to the Companies notifying the Companies of such breach; provided, however, if the Initial Supporting Holders provide such notice prior to the Closing Date, the Companies shall not consummate the Exchange Offer during the Cure Period and shall consummate the Exchange Offer only once the breach or breaches described in such notice has been cured during the applicable Cure Period to the reasonable satisfaction of the Initial Supporting Holders;

(e)     at any time, if the Commitment Letter has been terminated pursuant to its terms; or

(f)     at any time any event described in the first bullet under “Conditions of the Exchange Offer—General Conditions” of the Offering Memorandum has occurred.

At any time after an Initial Supporting Holder Termination Event has occurred, the Initial Supporting Holders may waive the occurrence of the Initial Supporting Holder Termination Event. No such waiver of an Initial Supporting Holder Termination Event shall affect any subsequent Initial Supporting Holder Termination Event or impair any right consequent thereon, and such Initial Supporting Holders shall have no liability to the other Parties or each other in respect of any termination of this Agreement in accordance with the terms hereof. Notwithstanding anything to the contrary herein, no Initial Supporting Holder may take any action to terminate this Agreement pursuant to this Section 8 if such terminating Initial Supporting Holder (or any of the Initial Supporting Holders under common management or control) failed to perform or comply in all material respects with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of the Initial Supporting Holder Termination Event specified herein.

In the event the Initial Supporting Holders deliver a Termination Notice pursuant to clauses (a), (c), (d), (e) or (f) of this Section 8 at any time after the Expiration Time, but prior to the Closing Date, the Companies shall not consummate the Exchange Offer, the Consent Solicitation or the other Transactions without the prior written consent of GSO.

Section 9.     Termination by the Companies. This Agreement may be terminated by, and such termination shall be effective upon, delivery of a written notice of termination pursuant to this Section 9 by the Companies in accordance with Section 16 below to the Initial Supporting Holders, whereupon the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force or effect with respect to each Party, upon the occurrence of any of the following events (each, a “Company Termination Event”):

(a)     the Companies (i) shall have publicly announced an intention not to pursue the Transactions or (ii) entered into, or publicly announced an intention to enter into, an Alternative Transaction;

(b)     11:59 pm, New York City time, on March 1, 2018 (or such other date as the Initial Supporting Holders and the Companies may agree to in writing), if the Transactions shall not have been consummated prior to such date and time;

(c)     any of the Initial Supporting Holders shall have materially breached any of its obligations, representations or warranties under this Agreement and such breach is not cured within five (5) business days of the delivery of a written notice by the Companies to the Initial Supporting Holders notifying the Initial Supporting Holders of such breach;

(d)     at any time, if the Commitment Letter has been terminated pursuant to its terms; or

(e)     at any time any event described in the first bullet under “Conditions of the Exchange Offer—General Conditions” of the Offering Memorandum has occurred.

At any time after a Company Termination Event has occurred, the Companies in their sole discretion may waive the occurrence of the Company Termination Event. No such waiver shall affect the Companies’ rights with respect to any subsequent Company Termination Event or impair any right consequent thereon, and the Companies shall have no liability to the other Parties in respect of any termination of this Agreement in accordance with the terms hereof. Notwithstanding anything to the contrary herein, neither Hovnanian nor the Issuer may terminate this Agreement pursuant to this Section 9, if Hovnanian or the Issuer failed to perform or comply in all material respects with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of the Company Termination Event specified herein.

Section 10.     Automatic Termination. Upon consummation of the Exchange Offer, the Consent Solicitation and the other Transactions, this Agreement shall automatically terminate without any further required action or notice, whereupon the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force or effect with respect to each Party; provided that the termination of this Agreement shall not relieve either party of its responsibilities in respect of any breach of this Agreement prior to such termination. Notwithstanding any termination of this Agreement or anything else herein, the rights and obligations of the Parties under Section 2(a)(7) and Section 2(b)(6) shall survive the termination of this Agreement.

Section 11.     Termination by Mutual Consent. This Agreement may be terminated at any time prior to the consummation of the Transactions by mutual written consent of the Companies and the Initial Supporting Holders; provided that the termination of this Agreement shall not relieve either Party of its responsibilities in respect of any breach of this Agreement prior to such termination. Notwithstanding any termination of this Agreement or anything else herein, the rights and obligations of the Parties under Section 2(a)(7) and Section 2(b)(6) shall survive the termination of this Agreement.

Section 12.    Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Parties to sustain damage for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that in the event of any such breach, the other Parties shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such other Parties may be entitled, at law or in equity.

Section 13.     Amendments. This Agreement may not be modified, amended or supplemented except in a writing executed by authorized representatives of the Companies and the Initial Supporting Holders.

Section 14.     No Waiver. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 15.     Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States of America located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the Transactions contemplated hereby or thereby in the Definitive Documents, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth below shall be effective service of process for any action, suit or proceeding brought against the parties in any such court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Transactions in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Section 16.     Notices. All demands, notices, requests, consents and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger or electronic mail, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following Parties:

(a)     if to the Companies, to:

J. Larry Sorsby, Executive Vice President and Chief Financial Officer

Hovnanian Enterprises, Inc.

110 West Front Street

Red Bank, NJ 07701

E-mail: LSorsby@KHOV.COM

with a copy to:

Marisa Stavenas

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

E-mail: mstavenas@stblaw.com

(b)     if to any Supporting Holder, to:

such Supporting Holder at the address shown for such Supporting Holder on the applicable signature page hereto or to the attention of the person who has signed this Agreement on behalf of such Supporting Holder, and if to any Initial Supporting Holder, with a copy to:

Kristopher M. Hansen, Jeffrey Lowenthal and Jonathan D. Canfield
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Telephone: (212) 806-5400
Email: khansen@stroock.com

 jlowenthal@stroock.com

 jcanfield@stroock.com

Section 17.     Entire Agreement. This Agreement (together with the Offering Memorandum, the Consent Solicitation Statement, the Commitment Letter, any Definitive Documents, that certain Termination Payment Letter, dated as of the date hereof, among GSO and the Companies (the “Termination Payment Letter”) describing the Termination Payment (as defined therein), and any existing confidentiality agreements among the Parties relating to the Transactions) constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements with respect thereto.

Section 18.       Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

Section 19.     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of each of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

Section 20.    Several, Not Joint, Obligations. The agreements, representations and obligations of the Parties (including, for the avoidance of doubt, each Supporting Holder) under this Agreement are, in all respects, several and not joint. Notwithstanding anything herein to the contrary and for the avoidance of doubt, no affiliate of a Supporting Holder shall be subject to this Agreement unless such affiliate separately becomes a party hereto.

Section 21.      Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 22.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by email shall be effective as delivery of a manually executed signature page of this Agreement.

Section 23.     No Third-Party Beneficiaries. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and nothing expressed or referred to in this Agreement will be construed to give any person, other than the Parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 24.      Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining part of such provision hereof and this Agreement shall continue in full force and effect; provided, however, that nothing in this Section 24 shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Company Termination Event or Initial Supporting Holder Termination Event.

Section 25.     Additional Parties. Without in any way limiting the provisions hereof, additional holders of 8% Notes may elect to become Parties, subject to the consent of GSO and the Companies (in each case, such consent not to be unreasonably withheld, conditioned or delayed), by executing and delivering to the Companies a counterpart hereof (or by executing a Joinder as contemplated hereby). Such additional holders (the “New Supporting Holders”) shall become Parties to this Agreement as Supporting Holders in accordance with, and subject to, the terms of this Agreement. In the event that (i) an Initial Supporting Holder Termination Event occurs entitling the Initial Supporting Holders to terminate this Agreement pursuant to Section 8 hereof (as such Section 8 is in effect on the date hereof) but the Initial Supporting Holders elect to waive such Initial Supporting Holder Termination Event or otherwise elect not to terminate this Agreement, any New Supporting Holder may, by written notice to the other Parties, withdraw from this Agreement and cease to be a Supporting Holder hereunder or (ii) any New Supporting Holder materially breaches any of its obligations, representations or warranties under this Agreement, and such breach is not cured within five (5) business days of the delivery of a written notice by the Companies to such New Supporting Holder notifying such New Supporting Holder of such breach, the Companies may elect to terminate such breaching New Supporting Holder as a Supporting Holder hereunder (it being understood that any such withdrawal by, or termination of, a New Supporting Holder shall not affect the obligations and rights of the Companies, the Initial Supporting Holders or the other New Supporting Holders under this Agreement or the terms and conditions of the Exchange Offer, the Consent Solicitation and the other Definitive Documents).

Section 26.     Public Disclosure.

The Supporting Holders hereby consent to the disclosure by the Companies in any press release, filings with the SEC or other public announcement or disclosure (a “Public Statement”) of the execution, material terms and contents of this Agreement (including the filing of this Agreement with the SEC), the Offering Memorandum, the Consent Solicitation Statement, the Commitment Letter, the Termination Payment Letter and the Definitive Documents. For the avoidance of doubt, Public Statements shall not include any communications to directors, employees, associates or other internal parties of the Companies. The Companies and GSO shall use reasonable commercial efforts to (1) consult with each other before issuing any Public Statement with respect to the Transactions contemplated by this Agreement, (2) provide to each other a copy of any such Public Statement for review and comment at least twelve (12 hours) (at least eight (8) of which shall be regular business hours between 9 a.m. to 5 p.m. (New York City time)) prior to the intended publication of such Public Statement and (3) not issue any such Public Statement prior to such consultation and review and the receipt of the prior written consent of the Companies and the reasonable consent of GSO, unless required by applicable law or regulations of any applicable stock exchange or governmental authority, including the SEC (each, an “Authority”), in which case, the Party required to issue the Public Statement shall, prior to issuing such Public Statement, use commercially reasonable efforts to allow the Companies or GSO, as applicable, based on the advice of their respective external legal advisor, reasonable time to comment on such Public Statement to the extent practicable and shall in good faith consider and include such comments, unless the Party required to issue the Public Statement is advised by its external legal advisor not to include such comments; provided, that (a) any Supporting Holder that is not GSO shall not, without the prior written consent of the Companies, issue any Public Statement with respect to the Transactions contemplated by this Agreement, (b) no Party is obligated to consult with any other Party with respect to any Public Statement that is in substance consistent with prior Public Statements that have been reviewed by the other Party in compliance with this Section 26 and does not include any additional material information with respect to the Transaction, and (b) no Party need consult with any other Party with respect to any Public Statement relating to the termination of this Agreement pursuant to the terms hereof; provided, further, that except as set forth in the Offering Memorandum, the Consent Solicitation Statement and the Definitive Documents and except as required by law or any rule or regulation of any Authority, the Companies shall not, without such Supporting Holder’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed), (x) use the name of a Supporting Holder or its controlled affiliates, officers, directors, managers, stockholders, members, employees, partners, representatives or agents in any press release or filing with the SEC or (y) disclose the individual holdings of a Supporting Holder to any person; provided, further, that the foregoing shall not prohibit the disclosure of (i) the aggregate percentage or aggregate principal amount of holdings held by the Initial Supporting Holders and (ii) the aggregate percentage or aggregate principal amount of holdings held by the Supporting Holders. For the avoidance of doubt, Hovnanian’s Form 8-K filed on the date hereof, together with the documents and the press releases filed as exhibits thereto, and any other communications related to the commencement of the Exchange Offer and the Consent Solicitations, have previously been reviewed and approved by GSO.

Section 27.     Interpretation. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation of this Agreement is to be interpreted in a neutral manner; and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion of this Agreement, shall not be effective with regard to the interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.

HOVNANIAN ENTERPRISES, INC.

By: /s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

K. HOVNANIAN ENTERPRISES, INC.

By: /s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]

K. HOVNANIAN AT SUNRISE TRAIL III, LLC

By: /s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]

GSO CAPITAL PARTNERS LP on behalf of itself and certain funds managed, advised or sub-advised by it

By /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Support Agreement]

GSO CAPITAL SOLUTIONS FUND II

(LUXEMBOURG) S.A.R.L.

By: GSO Capital Solutions Fund II LP, its

sole shareholder

By: GSO Capital Solutions Associates II

(Delaware) LLC, its general partner

By: GSO Holdings I L.L.C., its managing

member

By /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO CREDIT ALPHA TRADING

(CAYMAN) LP

GSO HARRINGTON CREDIT ALPHA

FUND (CAYMAN) L.P.

GSO CREDIT-A PARTNERS LP

GSO PALMETTO OPPORTUNISTIC

INVESTMENT PARTNERS LP

By: GSO Capital Partners LP, its investment

manager

By /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Support Agreement]

GSO AIGUILLE DES GRANDS MONTETS FUND I LP GSO AIGUILLE DES GRANDS MONTETS FUND II LP GSO AIGUILLE DES GRANDS MONTETS FUND III LP By: GSO Capital Partners LP, its attorney- in-fact

By /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Support Agreement]

Exhibit A

Form of Joinder

[See following page]

JOINDER TO SUPPORT AGREEMENT

This Joinder (this “Joinder”) to the Support Agreement, dated as of December 28, 2017 (as amended, supplemented or modified from time to time, including any schedules or annexes thereto, the “Agreement”), by and among Hovnanian Enterprises, Inc., a Delaware corporation ( “Hovnanian”), K. Hovnanian Enterprises, Inc., a California corporation (“Issuer”, and together with Hovnanian, the “Companies”), and the other persons or entities party thereto (together with their respective successors and permitted assigns, and any other person or entity that becomes a party thereto in accordance with the terms thereof, collectively, the “Supporting Holders”), is made and entered into as of [_________], by and between the Companies and [the New Supporting Holder] (the “Joining Holder”). Each capitalized term that is not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, on the date hereof, the Joining Holder [has acquired 8% Notes, 10% Notes and/or 10.5% Notes from [TRANSFEROR], and pursuant to the Agreement, the Joining Holder is required to become a party to the Agreement][agrees to become a party to the Agreement] and take certain actions as set forth in the Agreement to support the Transactions, subject to the terms set forth therein and in the Offering Memorandum and the other Definitive Documents;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Joinder hereby agree as follows:

Section 1.      Agreement to be Bound. The Joining Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall have all the rights and obligations of, and be deemed, and is hereby admitted as, a “Supporting Holder” for all purposes thereof, with all related rights and obligations.

Section 2.     Representations and Warranties. The Joining Holder hereby makes, as of the date hereof, the representations and warranties of the Supporting Holders set forth in the Agreement in Sections 3 and 4 thereof.

Section 3.        Notice. For purposes of providing notice pursuant to the Agreement, the address of the Joining Holder is as follows:

[Name]
[Address]
[Phone and email address]

Section 4.     Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Joinder, each of the Parties hereto hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States of America located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this Joinder or the Transactions contemplated hereby or thereby in the Definitive Documents, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Joinder or the Transactions in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS JOINDER OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS JOINDER.

Section 5.     Headings. The section headings of this Joinder are for convenience of reference only and shall not, for any purpose, be deemed a part of this Joinder.

Section 6.     Counterparts. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Joinder. Delivery of an executed signature page of this Joinder by email shall be effective as delivery of a manually executed signature page of this Joinder.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the Parties hereto have caused this Joinder to be executed as of the date set forth above.

HOVNANIAN ENTERPRISES, INC.

By:_________________________
Name:
Title:

K. HOVNANIAN ENTERPRISES, INC.

By:_________________________
Name:
Title:

[JOINING HOLDER]

By:_________________________
Name:
Title:

HOLDINGS:
8% Notes: ___________________
10% Notes: ___________________ 10.5% Notes: ___________________
Notice Address: